UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2017

DDR Corp.

(Exact name of registrant as specified in charter)

Ohio	1-11690	34-1723097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 13, 2017, DDR Corp. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Revolving Credit Agreement”), among the Company, DDR PR Ventures LLC, S.E. (“DDR PR”), the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent, which amended and restated the Company’s existing unsecured revolving credit agreement. The Revolving Credit Agreement modifies the terms of the existing agreement by, among other things, (i) increasing the borrowing capacity, (ii) modifying the financial covenants and certain other provisions contained therein, (iii) extending the maturity date to September 1, 2021 and (iv) reducing the interest rate in connection with improved credit ratings. The Revolving Credit Agreement provides for borrowings of up to $950,000,000 and includes an accordion feature for expansion of availability up to $1,450,000,000 upon the Company’s request, provided that new or existing lenders agree to the existing terms of the facility and to increase their commitment level. The Company’s borrowings under the Revolving Credit Agreement bear interest at variable rates at the Company’s election, based on either LIBOR, plus a specified spread, or the “Prime Rate,” as defined in therein. Upon the occurrence of certain customary events of default, the Company’s obligations under the Revolving Credit Agreement may be accelerated and the lending commitments thereunder terminated. A copy of the Revolving Credit Agreement is attached as Exhibit 4.1 and is incorporated by reference herein. The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to Exhibit 4.1.

Certain of the banks and financial institutions that are parties to the Revolving Credit Agreement and their respective affiliates have in the past provided, are currently providing and in the future may continue to provide investment banking, commercial banking and other financial services, to the Company in the ordinary course of business for which they have received and will receive customary compensation. In the ordinary course of business, such banks and financial institutions and their respective affiliates may participate in loans and actively trade the debt and equity securities of the Company for their own account or for the accounts of customers and, accordingly, such banks and financial institutions and their respective affiliates may at any time hold long or short positions in such securities.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K and are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Second Amended and Restated Credit Agreement, dated as of September 13, 2017, among DDR Corp., DDR PR Ventures LLC, S.E., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP.

By:	/s/ Matthew L. Ostrower
Matthew L. Ostrower Executive Vice President, Chief Financial Officer and Treasurer

Date: September 14, 2017